Exhibit 5.1

April 30, 2024

Star Alliance International Corp.

2300 West Sahara Avenue #800

Las Vegas, NV 89102

Re:	Registration Statement on Form S-1, as amended (File No. 333-272671)

Ladies and Gentlemen:

We are acting as securities counsel to Star Alliance International Corp. (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“SEC”) of the Registration Statement on Form S-1, filed on June 15, 2023 with the SEC (File No. 333-272671), as amended from time to time (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an aggregate of up to 75,000,000 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of Star Alliance International Corp., a Nevada corporation (the “Company”), to be offered from time to time pursuant to the prospectus which is part of the Registration Statement (the “Prospectus”) by Keystone Capital Partners, LLC, the selling stockholder named in the Prospectus (“Keystone” or “Selling Stockholder”). The Shares consist of (i) 1,000,000 shares of Common Stock issued to the Selling Stockholder by the Company as commitment shares, pursuant to a common stock purchase agreement the Company entered with Keystone on March 15, 2023 (the “Purchase Agreement”); (ii) 500,000 additional shares of the Company’s Common Stock to be issued to the Selling Stockholder on the date this Registration Statement will be declared effective; (iii) 2,274,588 additional shares of the Company’s Common Stock, to be issued upon the investment by the Selling Stockholder of more than $500,000 in the Company pursuant to the Purchase Agreement; and (iv) the remaining 71,225,412 shares of Common Stock that may be purchased by the Selling Stockholder and issuable under the Purchase Agreement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In connection therewith, in rendering this opinion, we have examined and relied upon original, certified, conformed or other copies of (a) the Company’s Articles of Incorporation, as amended, and Bylaws, as both are currently in effect, (b) resolutions of the Board of Directors of the Company, (c) the Registration Statement and the exhibits thereto, (d) the Purchase Agreement, and (e) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as to matters of fact and have made such examinations of laws as we have deemed relevant as a basis for the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company and filings made by the Company with the SEC.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) the issuance of the Shares has been duly authorized by all necessary corporate action of the Company, and (ii) the Shares, when issued and sold by the Company and delivered by the Company against payment therefor in accordance with the terms and conditions of the Purchase Agreement in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

420 Lexington Avenue, Suite 2446, New York, NY 10170 | 646-861-7891

12121 Wilshire Blvd., Suite 810, Los Angeles, CA 90025 | 818-930-5686

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Star Alliance International Corp.

April 30, 2024

We are attorneys admitted to practice in Nevada and we are familiar with the applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and Nevada law, as such laws presently exist, and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule, or regulation relating to securities or to the sale or issuance thereof.

We are attorneys admitted to practice in Nevada and we are familiar with the applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and Nevada law, as such laws presently exist, and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule, or regulation relating to securities or to the sale or issuance thereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very Truly Yours,

_______________________________

THE CRONE LAW GROUP, P.C.

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